UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

Quantum Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of Principal Executive Offices)

(408) 944-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Agreement

On June 29, 2009, Quantum Corporation (the “Company”) entered into a Supplemental Senior Subordinated Term Loan Agreement (the “Term Loan Agreement”), by and between the Company and EMC International Company (“EIC”), providing for up to $49.6 million of loans available in two tranches with identical terms except for their maturity date. On July 1, 2009, the Company borrowed amounts available under both tranches of the Term Loan Agreement: $24.6 million under Tranche A and $21.7 million under Tranche B (collectively, the “EMC Loans”), an aggregate loan amount of $46.3 million. The proceeds of the EMC Loans were used to finance the purchase of $50.7 million in aggregate principal amount of its 4.375% Convertible Subordinated Notes due 2010 (“Notes”) pursuant to a note purchase agreement between the Company and Tennenbaum Multi-Strategy Master Fund, a Cayman Islands partnership trust (the “Seller”).

Borrowings under the Term Loan Agreement are unsecured and not guaranteed by any other entities. Because the loans under the Term Loan Agreement were available in a single draw only, the Company may not make additional borrowings under the Term Loan Agreement. The EMC Loans outstanding under the Term Loan Agreement will mature on the earlier of (i) September 30, 2014, in the case of the Tranche A borrowings, and December 31, 2011, in the case of the Tranche B borrowings and (ii) in the case of either tranche of EMC Loans, if the Company replaces, refunds or refinances its existing senior secured credit agreement (or enters into any amendment or restatement having the effect of any of the foregoing) or repays in full all amounts outstanding under the Company’s existing senior secured credit agreement, the later of one day after the date of any such occurrence or August 1, 2010; provided that if the EMC Loans mature because the Company repaid in full with cash on hand all amounts outstanding under its existing senior secured credit agreement, the Company will have the option to refinance the EMC Loans with senior secured loans or notes issued by the Company in exchange for the EMC Loans, on terms substantially the same as the EMC Loans (with the Tranche A secured loans issued in exchange having a maturity date of September 30, 2014 and the Tranche B secured loans issued in exchange having a maturity date of December 31, 2011), but with security, covenants and events of default substantially the same as those contained in its existing senior secured credit agreement. The EMC Loans will bear interest at 12% per annum, payable quarterly in arrears.

The foregoing description is qualified in its entirety by reference to the full text of the Term Loan Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Note Purchase Agreement

On June 26, 2009, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and between the Company and the Seller, providing for the purchase by the Company of $50.7 million in aggregate principal amount of Notes from the Seller at a price of $950.00 per $1,000.00 principal amount of Notes, an aggregate purchase price of $48.2 million, plus any accrued and unpaid interest on the Notes. On July 1, 2009, the Company purchased for cancellation $50.7 million in aggregate principal amount of Notes pursuant to the Note Purchase Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreement, filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above under the caption “Term Loan Agreement” is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Supplemental Senior Subordinated Term Loan Agreement, dated as of June 29, 2009, by and between Quantum Corporation and EMC International Company.

10.2	Note Purchase Agreement, dated as of June 26, 2009, by and between Quantum Corporation and Tennenbaum Multi-Strategy Master Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 1, 2009	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Vice President, General Counsel and Secretary